CUSIP NO. 91544A109	13D	Page 22 of 22

exhibit B

Power of Attorney

Kevin Kunz has signed this Schedule 13D as Attorney-In-Fact. Note that copies of the applicable Power of Attorney are already on file with the appropriate agencies.